UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2016

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 7, 2016, WMG Acquisition Corp. (the “Company”) entered into a lease (the “Lease”) for its new Los Angeles, California headquarters. The Lease between the Company and Sri Ten Santa Fe LLC is for nearly 257,000 square feet of office space located in the Ford Factory Building, 777 S. Santa Fe Avenue in Los Angeles, California. The initial term of the Lease is 12 years and nine months beginning on the later of August 1, 2017 or the date that a temporary certificate of occupancy has been issued for the premises, and the Company may exercise a single option to extend the term of the Lease for 10 years thereafter. Rental payments by the Company under the Lease will total approximately $10.0 million per year, subject to annual fixed increases, excluding rent abatement of 75% for 16 months beginning in month two of the Lease term. In connection with its entry into the Lease, the Company will post a $7.724 million letter of credit with an increase of $7.724 million to be posted on the later of February 15, 2017 and the date that the Company first requests payment of any of the landlord’s (tenant improvement) allowance. The letter of credit reduces over time to zero no later than the first day of the twelfth year of the initial term, subject to certain conditions. The Company currently expects to incur approximately $40 million to $50 million in capital expenditures over the next 18 months, net of the landlord’s allowance, associated with a build-out of the space.

Forward Looking Statements

This report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the current views of Warner Music Group about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management’s expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President, General Counsel and Secretary

Date: October 7, 2016

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